Exhibit 99.1
For Immediate Release
Monday, Aug. 22, 2005
Contacts:
Walter Berger, EVP & CFO
Kate Snedeker, Media & Investor Relations
317.266.0100
Emmis Announces Sale of Nine Television Stations
LIN TV, Journal Communications and Gray Television sign agreements to buy Emmis stations
Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced it has signed definitive agreements to sell nine of its 16 television stations in three separate transactions.
LIN TV Corp (NYSE:TVL) has signed an agreement to purchase WALA-TV (Ch. 10, Fox affiliate) and WBPG-TV (Ch. 55, WB affiliate) in Mobile, Ala./Pensacola, Fla.; WTHI-TV (Ch. 10, CBS affiliate) in Terre Haute, Ind.; WLUK-TV (Ch. 11, Fox affiliate) in Green Bay, Wis.; and KRQE-TV (Ch. 13, CBS affiliate) in Albuquerque, New Mexico, plus regional satellite stations. The sale price for the five stations is $260 million.
Journal Communications (NYSE: JRN) has signed an agreement to purchase WFTX-TV (Ch. 4, Fox affiliate) in Fort Myers, Fla.; KMTV-TV (Ch. 3, CBS affiliate) in Omaha, Neb.; and KGUN-TV (Ch. 9, ABC affiliate) in Tucson, Ariz. The sale price for the three stations is $235 million.
Gray Television (NYSE: GTN; GTN.A) has signed an agreement to purchase WSAZ-TV (Ch. 3, NBC affiliate) in Huntington/Charleston, West Virginia, for $186 million.
“We announced in early May that we were exploring strategic alternatives for our Television Group, so that we could focus on lowering debt and positioning ourselves for growth,” Emmis Chairman and CEO Jeff Smulyan said. “We wanted to do what was right to get the best price for our shareholders, while providing our employees – who have consistently been among the best operators in the industry - with the best possible new owners. In making today’s announcement, we made substantial progress toward these goals. We continue to move forward on discussions relating to the remaining seven stations and will make additional announcements as appropriate.”
The stations represented in today’s announced transactions represented 53% of TV station operating income in fiscal year ended February 28, 2005 and 47% of fiscal year ended February 29, 2004.
Emmis has not made announcements regarding WKCF-TV (Ch. 18, WB affiliate) in Orlando, Fla.; WVUE-TV (Ch. 8, Fox affiliate) in New Orleans; KOIN-TV (Ch. 6, CBS affiliate) in Portland, Ore.; KSNT-TV (Ch. 27, NBC affiliate) in Topeka, Kan.; KSNW-TV (Ch. 3, NBC affiliate) in Wichita, Kan.; and KHON-TV (Ch. 2, Fox affiliate) and KGMB (Ch. 9, CBS affiliate) in Honolulu.
The Blackstone Group served as a financial adviser to Emmis and Wiley Rein & Fielding LLP as its legal counsel in the transactions. Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., Lehman Brothers and Merrill Lynch also assisted the Company with respect to its television business.

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Add One/Emmis
Emmis entered the television industry in July of 1998 with the purchase of 4 Fox affiliates (WLUK-TV, KHON-TV, WVUE-TV and WALA-TV) from SF Broadcasting and later that year added WTHI-TV and WFTX-TV from Wabash Valley Broadcasting. In October of 1999, Emmis purchased Orlando’s WKCF from Press Communications. In October of 2000, Emmis purchased 8 network-affiliated stations (KOIN-TV, KRQE-TV, WSAZ-TV, KSNW-TV, KGMB-TV, KGUN-TV, KMTV-TV, KSNT-TV) from Lee Enterprises. In March of 2003, Emmis purchased Mobile/Pensacola’s WBPG-TV from Pegasus Communications.
The closings are subject to customary conditions, including approval from the Federal Communications Commission and other regulatory agencies. Emmis expects to begin closing these transactions before the end of the year.
Emmis Communications – Great Media, Great People, Great Service® (www.emmis.com)
Emmis is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 23 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. Emmis has recently announced its intent to seek strategic alternatives for its 16 television stations, which will result in the sale of all or a portion of its television assets. In addition, Emmis owns a radio network, international radio stations, regional and specialty magazines and ancillary businesses in broadcast sales and book publishing.
LIN TV (www.lintv.com)
Prior to the closing of this transaction, LIN TV Corp. is an owner and operator of 25 television stations in 14 mid-sized markets in the U.S. and Puerto Rico. LIN TV owns approximately 20% of KXAS-TV in Dallas, Texas and KNSD-TV in San Diego, California through a joint venture with NBC, and is a 50% non-voting investor in Banks Broadcasting, Inc., which owns KWCV-TV in Wichita, Kansas and KNIN-TV in Boise, Idaho. LIN TV also is a one-third owner of WAND-TV, the ABC affiliate in Decatur, Illinois, which it manages pursuant to a management services agreement. Financial information and overviews of LIN TV’s stations are available on the Company’s website at www.lintv.com.
Journal Communications (www.journalcommunications.com)
Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 90 community newspapers and shoppers in eight states. Prior to the closing of this transaction, we own and operate 38 radio stations and seven television stations in 11 states and operate an additional television station under a local marketing agreement. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services — including printing for publications, professional journals and documentation material — as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.
Gray Television, Inc. (www.gray.tv)
Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and prior to the closing of this transaction, owns 31 television stations serving 27 television markets. The stations include 16 CBS affiliates, eight NBC affiliates and seven ABC affiliates. Gray Television, Inc. has 23 stations ranked #1 in local news audience and 22 stations ranked #1 in overall audience within their respective markets based on the average results of the 2004 Nielsen ratings reports. The TV station group reaches approximately 5.5% of total U.S. TV households. Gray also owns five daily newspapers, four in Georgia and one in Indiana.
The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission’s Regulation FD.
Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words “continues,” “expect,” “will,” or “would,” are intended to be, and are, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; public and governmental reaction to Emmis programming decisions; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing announced acquisitions or dispositions; terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.